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                                                                 Exhibit 10.28

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "First Amendment") is made as of this 7th day of November 2001, by and between APCOA/Standard Parking, Inc. (formerly known as "APCOA, Inc."), a Delaware corporation (the "Company") and Robert N. Sacks (the "Executive").

                                    RECITALS

A. The Executive and the Company have previously executed a certain Employment Agreement dated as of May 18, 1998 (the "Employment Agreement").

B. The Company and Executive have agreed to certain additional terms relating to Executive's employment as more fully set forth.

NOW, THEREFORE, in consideration of the Recitals, the mutual promises and undertakings herein set forth, and the sum of Ten Dollars in hand paid, the receipt and sufficiency of which consideration are hereby acknowledged, the parties hereby agree that the Employment Agreement shall be deemed modified and amended, effective immediately, as follows:

1. Section 3 (a) is hereby amended by deleting the amount "$170,000" and inserting in lieu thereof the amount "$240,000". The new Annual Base Salary shall commence on November 12, 2001.

2. Section 3 (b) is hereby amended by deleting the entire paragraph and substituting the following paragraph in lieu thereof:

     "(b) BONUS. For each calendar year ending during the Employment Period, the Executive shall be eligible to receive an annual bonus (the Annual Bonus"), based upon the terms and conditions of an annual bonus program to be established by the Company. Any such annual bonus program shall provide the Executive's target bonus ("Target Bonus") will be 30% of the Annual Base Salary, with the actual amount of the Annual Bonus determined in accordance with the terms of the annual bonus program. Notwithstanding the foregoing sentence, for the 2001 fiscal year, the Executive's Annual Bonus shall not be less than $72,000.

3. Except as previously modified above, all of the remaining terms and provisions of the Employment Agreement are hereby ratified and confirmed in all respects, and shall remain in full force and effect in accordance with their terms.

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IN WITNESS WHEREOF, the Company and the Executive have executed this First
Amendment to Employment Agreement as of the day and year first above written.

COMPANY:

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James Wilhelm
President, Chief Executive Officer

EXECUTIVE:

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Robert N. Sacks